May 21, 1998


VIA ELECTRONIC FILING
Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                         Re:  HEI, Inc.
                              ---------

Ladies and Gentlemen:

     Pursuant to Section 14(d)(1) of the Securities Exchange Act of 1934, as amended, transmitted herewith for filing with the Securities and Exchange Commission is Amendment No. 15 to Schedule 14D-1 for Fant Industries Inc.

     Please direct any communications relating to this filing to the undersigned at (212) 839-5546.


                                   Very truly yours,


                                   Michael A. King